                               HARRIS CORPORATION

                                U.S.$162,500,000

                               Medium-Term Notes

                Due from 9 Months to 30 Years from Date of Issue

                             DISTRIBUTION AGREEMENT


                                                                October 12, 1995



Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Salomon Brothers Inc
Two New York Plaza
New York, New York 10004

Dear Sirs:

         Harris Corporation, a Delaware corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Brothers Inc ("Salomon") (each of Morgan Stanley and Salomon, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of up to U.S.$162,500,000 aggregate principal amount of its medium-term notes due from 9 months to 30 years from date of issue (the "Notes"). The Notes will be issued under an Indenture, dated as of October 1, 1990 (the "Indenture"), between the Company and National City Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

         The Company hereby appoints the Agents as its exclusive agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to terms and conditions herein set forth, each of the Agents agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, such Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms

Agreement") in accordance with the provisions of Section 2(b) hereof. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to such Agent as principal), such Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Notwithstanding anything herein to the contrary, the Company reserves the right to offer and sell the Notes directly to investors on its own behalf in those jurisdictions where it is permitted to do so.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes, which has been declared effective. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents that are deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Agents as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each document incorporated by reference in the Prospectus complied or will comply when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (i) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein or (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each significant subsidiary as defined in Rule 405 of Regulation C of the Commission of the Company (a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the

Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

         (i) There has not been any material adverse change, or any development known to the officers of the Company which the Company presently and reasonably believes will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

         (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

         (k) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

         (a) SOLICITATIONS AS AGENT. In connection with the actions of each Agent as agent hereunder, such Agent severally agrees, as agent of the Company, to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

         The Company reserves the right, in its sole discretion, to instruct each Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, such Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); PROVIDED, HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change such Agent deems to be immaterial), such Agent shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may reasonably request.

         The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the purchase price of such Note:


               Term                                                                  Commission Rate
               ----                                                                  ---------------
 From 9 months to less than 1 year                                                        .125%
 From 1 year to less than 18 months                                                       .150%
 From 18 months to less than 2 years                                                      .200%
 From 2 years to less than 3 years                                                        .250%
 From 3 years to less than 4 years                                                        .350%
 From 4 years to less than 5 years                                                        .450%
 From 5 years to less than 6 years                                                        .500%
 From 6 years to less than 7 years                                                        .550%
 From 7 years to less than 10 years                                                       .600%
 From 10 years to less than 15 years                                                      .625%
 From 15 years to less than 20 years                                                      .700%
 From 20 years to and including 30 years                                                  .750%


         Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in such Agent's judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that such Agent considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

         (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between an Agent and the Company.

         Each Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the Settlement Date (as hereinafter defined) the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to
Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by an Agent.

         Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined). Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date".

         (c) ADMINISTRATIVE PROCEDURES. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and each Agent.

         (d) DELIVERY. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to the Agents' obligation to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of

Brown & Wood, counsel for the Agents, not later than 10:00 a.m., New York City time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the date on which the Agents begin soliciting offers to purchase Notes or the first date on which the Company accepts any offer by an Agent to purchase Notes as principal (the "Commencement Date").

         3. AGREEMENTS.  The Company agrees with each Agent that:

         (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to each Agent a copy thereof for such Agent's review and, unless the Company is advised by counsel that it is necessary to do so, will not file any such proposed supplement or amendment to which any Agent reasonably objects; PROVIDED, HOWEVER, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each Agent promptly after being mailed for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) or (c). The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, the Agents shall not be obligated to solicit offers to purchase Notes so long as they are not reasonably satisfied with such document; provided that the Agents have identified the specific concerns reasonably creating such concern and the Company has failed to make a reasonable response to such concerns.

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the reasonable opinion of any Agent or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Section 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all material respects to such Agents, upon filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, such Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as Principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, reasonably satisfactory in all material respects to such Agent, and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all material respects to such Agent, upon the filing of such amendment or supplement with the

Commission or upon the effectiveness of an amendment to the Registration Statement, such Agent may resume its resale of Notes as principal.

         (c) The Company will make generally available to its security holders and to each Agent as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities
Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         (d) The Company will furnish to each Agent, without charge, two signed copies of the Registration Statement, including exhibits and all amendments thereto, and during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as each Agent may reasonably request.

         (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

         (f) During the term of this Agreement, the Company shall furnish to each Agent such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as such Agent may from time to time reasonably request and shall notify each Agent promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of
Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents, including any advertising expenses incurred by the Agents with the approval of the Company.

         (h) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Notes that are to be sold pursuant to such agreement and (ii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

         4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company in all material respects of all covenants and agreements herein contained on its part to be performed and observed (in the case of any Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of any Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent:

         (a) At the time of such solicitation or the time of such purchase, as the case may be:

                 (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement that, in the judgment of any Agent, is material and adverse and that makes it, in the judgment of any Agent, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus except, in the case of any purchase of Notes, as disclosed to the Agents in writing by the Company before the Company accepted the offer to purchase such Notes.

             (ii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of any Agent, is material and adverse and, in the case of any of the events described in clauses
         (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of any Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Notes, for any such event occurring before the Company accepted the offer to purchase such Notes.

            (iii) There shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the

         Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, except, in the case of any purchase of Notes, as disclosed to the Agents in writing by the Company before the Company accepted the offer to purchase such Notes.

         (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received:

                 (i) The opinion, dated as of such date, of Crowell & Moring, independent counsel for the Company, to the effect that:

                          (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (B) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (C)  each of the Company and its Significant
                 Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (D) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                          (E) the Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                          (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument known to such counsel and binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

                          (G) the statements in the Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution", and in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and Item I of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since the most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (H) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and is not so described or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to such Registration Statement that is not described or filed as required;

                          (I) the statements in the Prospectus, as amended or supplemented, under the caption "Taxation" fairly summarize the matters referred to therein as of the date of such Opinion; and

                          (J) such counsel (1) is of the opinion that each document incorporated by reference in the Prospectus, as amended or supplemented (except for financial statements and schedules and other financial or statistical data included or incorporated included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Prospectus, as amended or supplemented, (except for financial statements and schedules and other financial or statistical data included or incorporated therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and
                 (3) believes that (except for financial statements and schedules and other financial or statistical data included or incorporated therein as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ii) The opinion, dated as of such date, of Brown & Wood, special counsel for the Agents, covering the matters in subparagraphs (D), (E) and (G) (with respect to statements in the Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution").

         With respect to subparagraphs (A), (B), (C), (F), (G) (with respect to descriptions of Legal Proceedings), and (H), Crowell & Moring may state that their opinion is based solely upon the opinion of Richard L. Ballantyne, General Counsel of the Company, which opinion shall be addressed to both Crowell & Moring and the Agents. With respect to subparagraph (J) of paragraph
(b)(i) above, Crowell & Moring may state that their opinion and belief are based upon their participation in the preparation of the Prospectus and any amendments or supplements thereto, not including documents incorporated therein by reference, and their review of the documents incorporated therein by reference, but are without independent check or verification except as specified.

         (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to each Agent a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to such Agent containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as amended or supplemented.

         (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to each Agent such appropriate further information, certificates and documents as such Agent may reasonably request.

         5. ADDITIONAL AGREEMENTS OF THE COMPANY. A. Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on or other terms of the Notes or for a change an Agent deems to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company shall furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form reasonably satisfactory to each Agent and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to such Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter.)

         (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, if so requested by an Agent, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

         6. INDEMNIFICATION AND CONTRIBUTION. B. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein or (ii) the failure of such Agent to have delivered a copy of the Prospectus, as most recently supplemented or amended, as the case may be (excluding documents incorporated therein by reference) at or prior to the confirmation of the sale of Notes, provided that such Prospectus has been supplied by the Company to such Agent in advance of the time needed by such Agent to accomplish such delivery.

         (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange

Act to the same extent as the foregoing indemnity from the Company to the Agents, but only with reference to (i) information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto or (ii) the failure of such Agent to have delivered a copy of the Prospectus, as most recently supplemented or amended, as the case may be (excluding documents incorporated therein by reference) at or prior to the confirmation of the sale of Notes, provided that such Prospectus has been supplied by the Company to such Agent in advance of the time needed by the Agent to accomplish such delivery.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley if both Agents are indemnified pursuant to paragraph (a) above. In the case that the Agent other than Morgan Stanley is the indemnified party pursuant to paragraph (a) above, such firm shall be designated in writing by such Agent. In the case of parties indemnified pursuant to paragraph (b) above, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Agent participating in the offering of the Notes that gave rise to such losses, claims, damages or liabilities (a "Relevant Agent") from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Relevant Agent in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Relevant Agent in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Relevant Agent in respect thereof. The relative fault of the Company and of each Relevant Agent shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in respect to a proceeding, each Relevant Agent's obligation to contribute pursuant to this Section 6 shall be several, in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding, and not joint.

         (e) The Company and each Agent agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through the Agents exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         7. POSITION OF THE AGENTS. In soliciting offers to purchase the Notes, each Agent is acting solely as an agent for the Company, and not as a principal, and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason other than the gross negligence of such Agent. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold such Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission such Agent would have received had such sale been consummated.

         8. TERMINATION. This Agreement may be terminated at any time either by the Company or by an Agent upon the giving of written notice of such termination to the other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent party thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last two sentences of Section 3(b) and Sections 3(c), 3(g), 6, 7, 9 and 13 shall survive; PROVIDED that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such notes has not occurred, the provisions of Sections 2(c), 3(a), 3(b), 3(e), 3(f), 3(h) and 4 shall also survive. If any Terms Agreement is terminated, the provisions of Sections 2(c), 3, 4, 6, 9 and 13 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

         9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by the Agents to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

         10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to it at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department, with a copy to it at 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Short and Medium-Term Finance Department or, if sent to Salomon, will be mailed, delivered or telefaxed and confirmed to it at One New York Plaza, 40th Floor, New York, New York 10004, Attention: Medium-Term Note Group or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 1025 W. NASA Boulevard, Melbourne, Florida 32919, Attention: Richard L. Ballantyne.

         11. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

         12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and each of you.

                                                  Very truly yours,

                                                  HARRIS CORPORATION


                                                  By:___________________________
                                                      Name:
                                                      Title:

The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.


MORGAN STANLEY & CO. INCORPORATED


By:______________________________
   Name:
   Title:


SALOMON BROTHERS INC


By:______________________________
   Name:
   Title:

                                                                       EXHIBIT A


                               HARRIS CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                              ____________, 19__

Harris Corporation
1025 W. NASA Boulevard
Melbourne, Florida 32919

Attention:

                 Re: Distribution Agreement dated October 12, 1995 (the "DISTRIBUTION AGREEMENT")
                 -------------------------------------------------------

The undersigned agrees to purchase the following principal amount of your Medium-Term Notes: $




                                                   Fixed Rate                                 Floating Rate
All Notes:                                         Notes:                                     Notes:
---------                                          ----------                                 -------------
Series:

Purchase price:                                    Interest rate:                             Interest rate
                                                                                                 basis:

Original issue date:                                                                          Index maturity:

Price to public:                                                                              Spread:

Settlement date and
  time:                                                                                       Spread
                                                                                                 multiplier:

Place of delivery:                                                                            Initial interest
                                                                                                 rate:

Stated maturity date:                                                                         Initial interest
                                                                                                 reset date:

Initial redemption                                                                            Interest reset
  date:                                                                                          dates:

Initial redemption                                                                            Interest payment
  percentage:                                                                                    dates:

Annual redemption:                                                                            Maximum interest
percentage reduction                                                                             rate:

Holder's optional                                                                             Minimum interest
  repayment date(s):                                                                             rate:

Total amount of OID:                                                                          Interest reset
                                                                                                 period:

Original yield to                                                                             Calculation
  maturity:                                                                                      agent:

Applicability of
  modified payment upon
  acceleration:

If yes, state issue
  price:

Initial accrual period
  OID:


         The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 8 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: ___________________


                                                            [NAME OF AGENT]

                                                  By:___________________________
                                                      Name:
                                                      Title:

Accepted:

HARRIS CORPORATION


By:______________________
   Name:
   Title:





                                      A-2